Exhibit 10.1
SECOND AMENDMENT TO THE SUPPLY AGREEMENT

This Second Amendment dated May 6, 2010 (“Second Amendment”), to the Supply Agreement by and between Dendreon Corporation, a corporation organized under the laws of the State of Delaware, and having a place of business at 3005 First Avenue, Seattle, Washington 98121 (“DENDREON”), and Diosynth RTP Inc, a corporation organized under the laws of the State of Delaware and having a place of business at 101 J. Morris Commons Lane, Morrisville, NC  27560 (“DIOSYNTH”) dated December 22, 2005, as amended by the Settlement Agreement and Amendment to the Supply Agreement (the “Supply Agreement”).

WITNESSETH:

WHEREAS, the Parties entered into the Supply Agreement to undertake the manufacture and supply of the Ancillary Component (as defined in the Supply Agreement);

WHEREAS, the Parties wish to amend the terms of the Supply Agreement to extend the Supply Agreement by five years.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

1.	Unless otherwise defined herein, each of the capitalized terms used in this Second Amendment shall have the meaning ascribed in the Supply Agreement.

2.	Section 3.1 of the Supply Agreement shall be amended in its entirely as follows:

“The term of this Agreement shall commence on the Effective Date and shall continue until 31 December 2018 with automatic renewal for 5 year terms unless either Party gives written notice at least 24 months prior to the expiration of such initial or renewal term, or unless terminated sooner pursuant to Sections 3.2, 3.3, or 3.4 below (“Term”).”

3.	Except to the extent specifically modified by this Second Amendment, the terms and conditions of the Supply Agreement shall remain in full force and effect.

4.	From and after the execution of this Second Amendment, all references in the Agreement to “this Agreement”, “hereof”, “herein”, and similar words or phrases shall mean and refer to the Supply Agreement as amended, including this Second Amendment. This Second Amendment shall not be modified, supplemented, amended or terminated in any manner whatsoever, except by a written instrument signed by a party against which such modification, supplement, amendment or termination is sought to be enforced.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their respective duly authorized representatives as of the day and year first written above.

DENDREON CORPORATION	DIOSYNTH RTP INC.

By: /s/ Heidi Hagen	By: /s/ Henrik Edeback
Title: Sr. VP Operations	Title: Finance Director
Date: 5-12-2010	Date: 5/7/2010

By: /s/ Stephen Spearman
Title: Plant Manager
Date: 05-07-10